Exhibit 31.1

CERTIFICATION BY PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER

I, Jeffrey H. Margolis, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of The TriZetto Group, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 28, 2008	/s/ Jeffrey H. Margolis
Jeffrey H. Margolis Chairman of the Board and Chief Executive Officer (Principal Executive Officer)